HILB, ROGAL AND HAMILTON COMPANY
                                                             4235 Innslake Drive
                                                                   P.O. Box 1220
                                                 Glen Allen, Virginia 23060-1220
                                                                  (804) 747-6500
                                                              FAX (804) 747-6046
A New York Stock Exchange Company ("HRH")





                                                                 March 27, 1998




         Dear Shareholder:

            You are cordially invited to attend our Annual Meeting of Shareholders on Tuesday, May 5, 1998, at 10:00 a.m. at Crestar Bank, 919 East Main Street, Richmond, Virginia. At the meeting, you will be asked to elect three directors to the class of directors whose term of office expires in 2001, to consider and act upon a proposal to approve the Non-employee Directors Stock Incentive Plan and to approve the selection of independent auditors for the Company for 1998. On the following pages, you will find the formal notice of annual meeting and the proxy statement.

            Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, you are urged to complete, sign, date and mail your proxy promptly in the enclosed postage-paid envelope.

            We hope you will participate in the annual meeting, either in person or by proxy.

                  Sincerely,



                  [P.U. sig here]



                  Andrew L. Rogal
                  President and Chief Executive Officer

                       HILB, ROGAL AND HAMILTON COMPANY
                              4235 Innslake Drive
                                 P.O. Box 1220
                        Glen Allen, Virginia 23060-1220




                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 5, 1998


     The Annual Meeting of Shareholders of Hilb, Rogal and Hamilton Company (the Company) will be held on Tuesday, May 5, 1998, at 10:00 a.m. at Crestar Bank, 919 East Main Street, Richmond, Virginia, for the following purposes:

      1. To elect two directors to the class of directors whose term of office expires in 2001, to serve for a term of three years;

      2. To elect one director to the class of directors whose term of office expires in 2001, to serve for a term of three years to fill a new position caused by the expansion of that class of directors from two to three;

      3. To consider and act upon a proposal to approve the Non-employee Directors Stock Incentive Plan of the Company;

      4. To consider and act upon a proposal to appoint the firm of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 1998; and

      5. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 2, 1998, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the meeting.

                  By Order of The Board of Directors



                  Dianne F. Fox
                  Senior Vice President and Corporate Secretary

March 27, 1998


                                   IMPORTANT

     Whether or not you plan to attend the meeting, please vote, sign, date and return the enclosed proxy as promptly as possible. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

                                PROXY STATEMENT

     Proxies in the form enclosed are solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 5, 1998, and any duly reconvened meeting after adjournment thereof (the Meeting). Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date or by voting in person at the Meeting. It is expected that this proxy statement and the enclosed proxy card will be mailed on or about March 27, 1998, to all shareholders entitled to vote at the Meeting.

     The cost of soliciting proxies for the Meeting will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee of $6,000 and reimbursement of certain expenses. To the extent necessary, certain officers and employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares.

     On the record date of March 2, 1998, the date for determining shareholders entitled to notice of, and to vote at, the Meeting, there were outstanding 12,683,023 shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters to be acted upon at the Meeting. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Meeting.

     The management and directors are not aware of any matters to be presented for action at the Meeting other than the matters stated in the notice of the Meeting. If any such matter requiring a vote of the shareholders should properly come before the Meeting, unless otherwise instructed, it is the intention of the persons named in the proxy card to vote such proxy in accordance with their best judgment.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 1, 1998, certain information with respect to the beneficial ownership of the Company's Common Stock by each current director and nominee; the Chairman and former Chief Executive Officer, Robert H. Hilb, the current Chief Executive Officer, Andrew L. Rogal, and each of the Company's four other most highly paid executive officers who own shares of the Company's Common Stock, John C. Adams, Jr., Timothy J. Korman, Carolyn Jones and Dianne F. Fox (collectively, the Named Executive Officers); and all directors and officers as a group. Except as otherwise indicated, each individual named has sole investment and voting power with respect to the shares shown.




                Name of                           Number of Common
        Beneficial Owner/Number                  Shares and Nature            Percent of
          of Persons in Group                 of Beneficial Ownership           Class
--------------------------------------   ---------------------------------   -----------
Robert H. Hilb                                      228,150 (1)                  1.8
John C. Adams, Jr.                                  112,750 (1) (2)               **
Andrew L. Rogal                                      95,140 (1) (3)               **
J.S.M. French                                        56,500 (1)                   **
Timothy J. Korman                                    48,776 (1)                   **
Robert S. Ukrop                                      34,648 (1) (4)               **
Theodore L. Chandler, Jr.                            26,500 (1)                   **
Dianne F. Fox                                        23,500 (1)                   **
Thomas H. O'Brien                                    21,597 (1)                   **
Norwood H. Davis, Jr.                                18,000 (1)                   **
Carolyn Jones                                        10,299 (1)                   **
Philip J. Faccenda                                    8,100 (1)                   **
All directors and officers as a group
 (18 persons, including those named)                717,547 (5)                  5.5

---------
** Percentage of ownership is less than 1% of the outstanding shares of Common
 Stock of the Company.

(1) The number of shares indicated includes 59,250 shares for Mr. Hilb; 38,750 shares for Mr. Adams; 40,500 shares for Mr. Rogal; 16,500 shares for Mr. French; 23,500 shares for Mr. Korman; 16,500 shares for Mr. Ukrop; 16,500 shares for Mr. Chandler; 23,500 shares for Ms. Fox; 16,500 shares for Mr. O'Brien; 8,000 shares for Mr. Davis; 6,400 shares for Ms. Jones; and 8,000 shares for Mr. Faccenda, each respectively represented by options granted under the Company's 1989 Stock Plan, which are exercisable within sixty days after March 1, 1998. Further, the number of shares indicated includes 2,250 shares for Ms. Jones represented by options granted under the Company's 1986 Incentive Stock Option Plan, which are exercisable within sixty days after March 1, 1998.

(2) The number of shares indicated includes 5,000 shares owned by a trust for John C. Adams' wife. Mr. Adams disclaims beneficial ownership of such shares.

(3) The number of shares indicated includes 17,300 shares held in a trust for which Andrew L. Rogal is one of the trustees. Mr. Rogal, as a trustee, shares voting and investment power for these shares; therefore, he disclaims beneficial ownership thereof.

(4) The number of shares indicated includes 1,250 shares owned by an investment club in which Robert S. Ukrop is an officer, for which voting and investment power is shared; therefore, he disclaims beneficial ownership thereof.

(5) The number of shares indicated includes 4,750 shares represented by options granted under the Company's 1986 Incentive Stock Option Plan and 289,700 shares represented by options granted under the Company's 1989 Stock Plan, which are exercisable within sixty days after March 1, 1998.

                         SECURITY OWNERSHIP OF CERTAIN
                               BENEFICIAL OWNERS

     The following table sets forth certain information with respect to each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock of the Company. In preparing the table below, the Company has relied, without further investigation, on information contained on the Schedule 13G filed by each reporting person with the Securities and Exchange Commission (the Commission) under the Securities Exchange Act of 1934, as amended (the Exchange Act).




                                               Number of Common
             Name and Address                 Shares and Nature      Percent of
           of Beneficial Owner             of Beneficial Ownership     Class
----------------------------------------- ------------------------- -----------
Southeastern Asset Management, Inc. (1)         2,543,500 (1)       19.9
Longleaf Partners Small-Cap Fund
O. Mason Hawkins
6410 Poplar Avenue
Suite 900
Memphis, Tennessee 38119
Ryback Management Corporation (2)               1,057,000 (2)        8.1
7711 Carondelet Avenue
Box 16900
St. Louis, Missouri 63105

---------
(1) Southeastern Asset Management, Inc. (Southeastern), an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, Longleaf Partners Small-Cap Fund (Longleaf), an Investment Company registered under Section 8 of the Investment Company Act of 1940, and O. Mason Hawkins (Hawkins) filed a joint Schedule 13G pursuant to Rule 13d-1(f) of the Exchange Act to report with respect to beneficial ownership as of December 31, 1997 by Longleaf and shares of Common Stock managed by Southeastern for its investment advisory clients. Southeastern reported that it has sole voting power as to 620,100 shares, shared voting power as to 1,777,400 shares, which are owned by Longleaf, which is a series of Longleaf Partners Funds Trust, and no voting power as to 146,000 shares. Southeastern also reported that it has sole dispositive power as to 766,100 shares and shared dispositive power as to 1,777,400 shares, which are owned by Longleaf. Hawkins may be deemed to be a controlling person of Southeastern as a result of his official positions with or ownership of its voting securities; however, the existence of such control is expressly disclaimed as Hawkins does not own directly or indirectly any shares for his own account. The reporting group represented in the
    Schedule 13G that the shares of Common Stock reported thereon were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(2) Ryback Management Corporation (Ryback), an Investment Company Adviser registered under Section 203 of the Investment Advisers Act of 1940, filed a Schedule 13G pursuant to the Exchange Act to report with respect to beneficial ownership as of December 31, 1997 by the Lindner Growth Fund and shares of Common Stock held in a fiduciary capacity by Ryback. Lindner Growth Fund is a separate series of the Lindner Investment Series Trust, an Investment Company registered under Section 8 of the Investment Company Act. Ryback reported that 1,000,000 shares are held by the Lindner Growth Fund and 57,000 shares are managed by Ryback. Ryback also reported that it has sole voting power as to 1,057,000 shares and sole dispositive power as to 1,057,000 shares. Ryback represented in the Schedule 13G that the shares of Common Stock reported thereon were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

     Three directors are to be elected at the Meeting to serve for terms of three (3) years expiring on the date of the Annual Meeting in 2001 and until their successors are elected.

     It is intended that the votes represented by the proxies, unless otherwise specified, will be cast for the election as directors of the nominees listed below, two of whom are now directors of the Company. The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock of the Company cast in the election of directors. Votes that are withheld and shares held in street name (broker shares) that are not voted in the election of directors will not be included in determining the number of votes cast. Each nominee has consented to being named in the proxy statement and has agreed to serve if elected. If, at the time of the Meeting, any nominee should be unable to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors.

     As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

     The following information is furnished with respect to each nominee and each director whose term of office will continue after the Meeting.


               Nominees for Election for Terms Expiring in 2001

     J.S.M. French, 57, has been President of Dunn Investment Company, a construction materials and construction investment company in Birmingham, Alabama, since 1978 and has been a director of the Company since 1984. He is a director of Regions Financial Corporation, Energen Corporation and Protective Life Corporation. Mr. French is a member of the Audit Committee, the Compensation Committee and the Nominating Committee.

     Robert S. Ukrop, 51, has been President and Chief Operating Officer of Ukrop's Super Markets, Inc., a company owning 25 retail food stores and 3 food manufacturing facilities in Central Virginia, since 1994 and has been a director of the Company since 1989. He was Executive Vice President of Ukrop's Super Markets, Inc. from 1987 to 1994. He is a first cousin of Timothy J. Korman, Executive Vice President, Administration and Finance of the Company. Mr. Ukrop is a member of the Executive Committee and the Nominating Committee.

     Anthony F. Markel, 55, has been President and Chief Operating Officer of Markel Corporation, an insurance company comprised of five operating units underwriting specialty insurance products and programs to a variety of niche markets, headquartered in Richmond, Virginia, since March 1992. He was Executive Vice President of Markel Corporation from 1979 to March 1992. He is a director of Markel Corporation and Open Plan Systems, Inc. Mr. Markel was designated as a nominee of the Board of Directors on February 3, 1998 for the class of directors whose term expires in 2001.

      The Board of Directors recommends that the shareholders vote for the nominees set forth above.


         Incumbent Directors Whose Terms Expire at 1999 Annual Meeting

     Theodore L. Chandler, Jr., 45, has been a principal in the law firm of Williams, Mullen, Christian & Dobbins in Richmond, Virginia since 1982 and has been a director of the Company since 1986. Williams, Mullen, Christian & Dobbins has represented the Company as legal counsel since the Company's formation in 1982. He is a director of Lawyers Title Corporation and Open Plan Systems, Inc. Mr. Chandler is a member of the Audit Committee, the Compensation Committee and the Executive Committee.

     Norwood H. Davis, Jr., 58, has been Chairman of the Board and Chief Executive Officer of Trigon Healthcare, Inc., a company providing health care coverage and specialty health services in Virginia, since 1989 and has been a director of the Company since 1994. He is a director of Altris Software, Inc., Trigon Healthcare, Inc. and a nominee for the board of directors for First Union Corporation, whose meeting will be held April 21, 1998 to elect directors for the coming year. Mr. Davis is Chairman of the Audit Committee.

     Thomas H. O'Brien, 61, has been Chairman and Chief Executive Officer of PNC Bank Corp., a multi-bank holding company engaged in financial services activities in Pittsburgh, Pennsylvania, since 1985 and has been a director of the Company since 1982. He has been Chairman of PNC Bank, National Association, a national banking institution in Pittsburgh, Pennsylvania, since 1993. He is a director of Bell Atlantic Corporation and PNC Bank Corp. Mr. O'Brien is a member of the Audit Committee, the Compensation Committee and the Nominating Committee.

         Incumbent Directors Whose Terms Expire at 2000 Annual Meeting

     Robert H. Hilb, 71, has been Chairman of the Company since 1991 and has been a director of the Company since 1982. He was Chief Executive Officer of the Company from 1991 to May 1997 and was President of the Company from 1982 to 1995. Mr. Hilb is Chairman of the Executive Committee, Chairman of the Nominating Committee and a member of the Audit Committee and the Compensation Committee.

     Andrew L. Rogal, 49, has been Chief Executive Officer of the Company since May 1997 and President of the Company since 1995 and has been a director of the Company since 1989. He was Chief Operating Officer of the Company from 1995 to May 1997. He was Executive Vice President of the Company from 1991 to 1995 and Senior Vice President of the Company from 1990 to 1991. He was Chief Executive Officer of Hilb, Rogal and Hamilton Company of Pittsburgh, Inc., a subsidiary of the Company, from 1990 to 1995 and was President of this subsidiary from 1987 to 1993. Mr. Rogal is a member of the Executive Committee.

     Philip J. Faccenda, 68, has been Vice President and General Counsel, Emeritus of the University of Notre Dame, a higher education facility in Notre Dame, Indiana, since 1995 and has been a director of the Company since 1993. He was Vice President and General Counsel of the University of Notre Dame from 1992 to 1994. Prior thereto, he was a partner in the law firm of Barnes & Thornburg in South Bend, Indiana from 1982 to 1992. He has been President of Bear Financial Corp., a private holding company, in South Bend, Indiana since 1987. Mr. Faccenda is a trustee of the University of Notre Dame, University of Portland and St. Mary's College. He is a director of First Source Corporation. Mr. Faccenda is Chairman of the Compensation Committee.


               Meetings and Committees of the Board of Directors

     The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. The Executive Committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors in order for the Executive Committee to act between meetings of the Board. The responsibilities of the Audit Committee include the review of the scope and the results of the work of the independent auditors and internal auditors, the review of internal accounting controls and the recommendation of the independent auditors to be designated for the ensuing year. As more fully discussed below under "Compensation Committee Report on Executive Compensation," the Compensation Committee establishes the compensation of all executive officers of the Company with the title of Senior Vice President and above and the Regional Directors of the Company and administers the Company's stock option plans, the Outside Directors Deferral Plan and the Supplemental Executive Retirement Plan. The Nominating Committee is responsible for recommending to the Board of Directors persons to be nominated for election as directors of the Company. Refer to "Proposals for 1999 Annual Meeting."

     In 1997, there were five meetings of the Board of Directors, two meetings of the Audit Committee, five meetings of the Compensation Committee and one meeting of the Nominating Committee. The Executive Committee did not meet during 1997. Each member of the Board of Directors attended at least 75% of the aggregate total number of meetings of the Board and the committees on which he served, with the exception of J.S.M. French, who attended 54% of the aggregate total number of meetings of the Board and the committees on which he served, Thomas H. O'Brien, who attended 62% of the aggregate total number of meetings of the Board and the committees on which he served and Robert S. Ukrop, who attended 67% of the aggregate total number of meetings of the Board and the committees on which he served.


                            Directors' Compensation

     Each director who is not an employee of the Company receives an annual retainer of $10,000, a fee of $2,500 for each Board meeting attended and a fee of $750 for each committee meeting attended. As of April 1, 1998, the annual retainer was increased to $14,000. Directors who are also officers of the Company receive no compensation for their services as directors.

     The Company has an Outside Directors Deferral Plan which permits a non-employee director to defer all or a portion of his compensation. On February 3, 1998, the Board of Directors approved the Amended and Restated Outside Directors Deferral Plan (the Amended and Restated Plan), which supersedes the Outside Directors Deferral Plan with an effective date of January 1, 1995. Under the Amended and Restated Plan, directors of the Company who are not employees of the Company may elect to defer all or part of their annual fees and meeting fees in Deferred Stock Units. Each Deferred Stock Unit represents a hypothetical share of the Company's Common Stock. A participant's Deferred Stock Unit Account is increased by Common Stock dividends paid by the Company. Those directors who elect to defer 100% of their total compensation into Deferred Stock Units for a given year shall receive additional compensation in the form of Deferred Stock Units equal to 30% of their total compensation. Any amounts deferred under the former Outside Directors Deferral Plan may be transferred into the Amended and Restated Plan by making a one time election to do so. If such amounts are not transferred, the director's Deferred Cash Account will continue to be credited with interest annually. The interest paid is based on the rate of return set forth in the Amended and Restated Plan, which is currently 9%. The amounts accrued for the director under the former plan and the Amended and Restated Plan are paid out in cash, in installments or in a lump sum, at the director's irrevocable election.

     The Company has a 1989 Stock Plan which provides that each non-employee director will receive a grant of an option to purchase 2,000 shares of the Common Stock on the first business day following the Annual Meeting of Shareholders in each of the years 1993 through 1997. Therefore, pursuant to said plan, on May 7, 1997, Theodore L. Chandler, Jr., Norwood H. Davis, Jr., Philip J. Faccenda, J.S.M. French, Thomas H. O'Brien and Robert S. Ukrop were each granted an option to purchase 2,000 shares of the Common Stock of the Company. The exercise price of all options granted to each non-employee director is the fair market value of the Common Stock on the date of grant. All of the options become exercisable six months after the date of grant and expire ten years from the date of grant.


                                 PROPOSAL TWO
                    APPROVAL OF THE NON-EMPLOYEE DIRECTORS
                             STOCK INCENTIVE PLAN

     The Board has adopted, and recommends that the shareholders approve, the Company's Non-employee Directors Stock Incentive Plan (the Directors Plan). The Directors Plan is intended to encourage ownership of Common Stock by non-employee members of the Board as a means to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

     The Directors Plan will become effective immediately after the Meeting, if approved by the shareholders. Unless terminated earlier by the Board, the Directors Plan will terminate on May 6, 2008 or, if earlier, when the shares of the Common Stock authorized for the Directors Plan have been exhausted. No awards may be made under the Directors Plan after termination.

     The principal features of the Directors Plan are summarized below. The summary is qualified by reference to the complete text of the Directors Plan, which is attached as Exhibit A. Capitalized terms used in this Proposal Two but not defined herein shall have the meanings assigned to them in Exhibit A.


                                    General

     The Directors Plan authorizes the reservation of 200,000 shares of Common Stock for issuance pursuant to awards made under the Directors Plan. Such awards may be in the form of stock options or Common Stock. Shares subject to options granted under the Directors Plan that are not issued under the Directors Plan because such options are cancelled, expire or otherwise terminate unexercised may be subject to another award under the Directors Plan. Adjustments will be made in the number of shares that may be issued under the Directors Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of Common Stock.

     The Common Stock is traded on the New York Stock Exchange, and on March 2, 1998, the closing price was $19.00. The Company intends to register the shares issuable under the Directors Plan under the Securities Act of 1933, once shareholder approval of the Directors Plan is received.


                                  Eligibility

   Each director of the Company who is not an employee of the Company is eligible. The Company will have eight non-employee directors eligible to participate.


                                 Stock Options

     The Directors Plan provides that each Director will be granted an option to purchase 5,000 shares of Common Stock, upon the next business day after the Meeting of the Company commencing with the 1998 annual shareholders meeting. The Directors Plan provides that these options vest either immediately or over a term of months or years, as determined by the Committee and as set forth in the Director's individual Stock Option Agreement.

     Options to purchase shares of Common Stock granted under the Directors Plan are non-statutory stock options. The option price of Common Stock covered by an option is 100% of the fair market value of the Common Stock on the date of grant.

     Once vested, options may be exercised until the first to occur of (i) ten years from the date on which the option was granted, or (ii) as otherwise provided in the written option agreement. Upon a Change of Control, all outstanding options become immediately vested.


                                Administration
     The Directors Plan will be administered by the Compensation Committee of the Board of Directors. The Committee will have the authority to construe and interpret the Plan.


                          Election of Stock for Fees
     Under the Plan, Directors may elect in advance to receive all or a part of their directors' fees in the form of Common Stock. The number of shares of Common Stock is the amount of the fees divided by the fair market value of the Common Stock on the last trading day of each calendar quarter. If a Director elects to receive 100% of his or her fees for a year as Common Stock, the Director also receives additional Common Stock equal to 30% of the fees.


                      Transferability of Incentive Awards
     Options granted under the Directors Plan will not be transferable except to members of the Director's immediate family, family trusts or family partnerships as provided in the terms of the award. Upon the death of a Director, his or her personal representative or beneficiary may exercise the options.


                  Amendment of the Directors Plan and Awards
     The Board of Directors may amend the Directors Plan in such respects as it deems advisable; provided that the shareholders of the Company must approve any amendment that by law requires shareholder approval. The consent of a Director is required to the extent that any amendment or termination would adversely effect such Director's rights with respect to any previously granted award.


                               New Plan Benefits
     The following table sets forth the number of Director Options that will be awarded to the present non-employee directors under the Directors Plan in 1998, if the shareholders approve the Directors Plan.



                                                        Number of
       Name and Position          Dollar Value     Shares to be Granted
------------------------------   --------------   ---------------------
Current directors who are not
 employees of the Company         (1)                    40,000

---------
(1) The dollar value of these awards cannot be determined because the value depends on the price of the Common Stock and other factors on May 5, 1998, the date of the Meeting.


                        Federal Income Tax Consequences
     A Director will not incur federal income tax when he is granted a non-statutory stock option. Upon exercise of a non-statutory stock option, a Director generally will recognize ordinary earned income equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price. The Company will usually be entitled to a business expense deduction at the time and in the amount that the Director recognizes ordinary income.

     A Director generally may deliver shares of Common Stock instead of cash to acquire shares under a stock option, without having to recognize taxable gain on any appreciation in the value of shares delivered.


                                 Vote Required
     In order for it to be adopted, the Directors Plan must be approved by the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies at the Meeting. Abstentions and broker shares voted as to any matter at the Meeting will be included in determining the number of shares present or represented at the Meeting. Broker Shares that are not voted on any matter at the Meeting will not be included in determining the number of shares present or represented at the Meeting.

The Board of Directors recommends that the shareholders vote in favor of
                                 Proposal Two.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Under rules established by the Commission, the Company is required to provide certain information with respect to the compensation and benefits provided to the Company's former Chief Executive Officer, Robert H. Hilb, the current Chief Executive Officer, Andrew L. Rogal and the other Named Executive Officers. The following report of the Compensation Committee of the Board of Directors addresses the Company's compensation policies in effect during 1997.


                        Role of Compensation Committee

     Decisions on compensation of certain senior executives of the Company are made by the Compensation Committee of the Board. The Compensation Committee has had authority from the Board to review and determine the salaries of all of the Company's executive officers with the title of Senior Vice President and above and will also review and determine the salaries of Regional Directors of the Company beginning January 1, 1998. In addition to determining salaries, the Compensation Committee reviews and approves management incentive programs and other benefits for the aforementioned individuals. The Compensation Committee also administers the Company's stock option plans. Finally, the Committee recommends to the Board of Directors such other forms of remuneration as the Committee deems appropriate. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers and Regional Directors are reported to the full Board of Directors.

     The following is the text of the report adopted by the Compensation Committee with respect to executive compensation for 1997.


                        Executive Compensation Policies

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, recognize individual initiative and achievement and assist the Company in attracting and retaining highly qualified executives. They provide for competitive base salaries which reflect individual performance and level of responsibility, annual bonuses payable in cash on the basis of Company financial success, individual merit and achievement in obtaining annual performance goals and long-term stock-based incentive opportunities which strengthen the mutuality of interests between senior management and the Company's shareholders.

     In furtherance of its responsibility to determine executive compensation, the Compensation Committee annually, or more frequently, reviews the Company's executive compensation program. The Compensation Committee evaluates the salaries and compensation structures of executive officers of peer companies in the industry in order to establish general parameters within which it may fix competitive compensation for its senior executives. The peer group used for compensation analysis for 1997 is the same as the peer group reflected in the performance graph included in this proxy statement.

     The Compensation Committee then determines the appropriate salary and management incentive opportunity for each senior executive using a number of factors, including the senior executive's individual duties and responsibilities in the Company, tenure, his or her relative importance to the overall success of the Company's short and long-term goals and attainment of individual performance goals, if appropriate. The Compensation Committee is transitioning the incentive bonus component of total compensation to a level where it may constitute fifty percent (50%) of the total compensation in those years in which the Company's and the senior executive's performance so warrants. This is a more specific reiteration of the core compensation philosophy of the Compensation Committee that incentive compensation should be a very substantial component of total compensation.

     Combining subjective and objective policies and practices, the Compensation Committee undertakes this assessment process annually, or more frequently, in order to implement the Company's pay-for-performance policy, which focuses on a senior executive's total compensation, including cash and non-cash compensation, from all sources. Based upon the Committee's review of executive compensation in the Company's industry, the Committee believes that the Company's compensation of its senior executives is comparable to its peer companies and provides proper incentives to the senior executive group.


                   1997 Base Salaries and Annual Incentives

     In 1997, the Compensation Committee adjusted the base salaries of the Named Executive Officers to reflect the increased responsibilities occasioned by Mr. Hilb's retirement as Chief Executive Officer on May 31, 1997 and the executive reorganization of the Company. Accordingly, during 1997, Mr. Hilb's annual base salary and incentive compensation were decreased from previous levels as a result of his retirement from the position of Chief Executive Officer on May 31, 1997.

     On June 1, 1997, the Company entered into a new employment agreement with Andrew L. Rogal to serve as Chief Executive Officer of the Company. Under the employment agreement, Mr. Rogal is to receive an annual base salary of $400,000, which is to be reviewed annually by the Committee to consider appropriate increases. This annual base salary was set based on Mr. Rogal's individual duties and responsibilities, his tenure and salaries paid to the chief executive officers of the Company's peer group companies. In addition, Mr. Rogal is to receive an annual incentive bonus as established and modified from time to time by the Committee. In awarding the annual incentive bonus to Mr. Rogal for 1997, the Committee considered his individual merit and achievement in attaining annual performance goals, the Company's financial success and Mr. Rogal's leadership in strategically focusing the Company. Mr. Rogal is also entitled to receive stock option awards as determined by the Committee.

     The Company's other senior executives are also eligible for an annual management incentive award in the form of a cash bonus. After a lengthy strategic planning process, on June 19, 1997, the Committee approved the 1997 Executive Incentive Plan for certain key executives of the Company. The purpose of the program is to more closely align the interests of the senior executives with the shareholders and further strengthen the Company's pay-for-performance policy by providing a bonus pool based on increased earnings per share. Under the plan, those individuals responsible for overseeing and driving the strategic initiatives of the Company and for the overall earnings per share of the Company are eligible to participate in the executive bonus pool. The available dollar pool is based on improved earnings per share. In February 1998, utilizing the aforementioned factors, the Committee awarded a total of $925,000 out of the $1,000,000 pool to eight participants. Based on the foregoing factors, Mr. Rogal received an incentive bonus of $325,000 out of the pool for his 1997 performance.


                           1997 Stock Option Awards

     In June 1997, the Compensation Committee granted non-qualified stock options to certain key executives of the Company, including the Named Executive Officers, in order to align key employees with the direction of the Company and to create a more performance-oriented corporate culture. The exercise price of the June 1997 options was based on the closing sales price of the Common Stock as reported on the New York Stock Exchange on June 19, 1997, the date of grant, which was $16.00. The right to exercise the June 1997 options vests at a rate of 25% of the aggregate number of shares covered by such options for each one full year of continued employment from the grant date, with total exercisability occurring upon four full years of continued employment by the Company, and expire seven years from grant date. The Committee granted Mr. Rogal a June 19, 1997 option to acquire 60,000 shares of Common Stock.

     In determining the number of shares to be subject to the options granted to Mr. Rogal, the Committee evaluated Mr. Rogal's overall compensation package relative to that of other chief executives in the industry peer group. With respect to the allocation of available options among the Named Executive Officers and other executives, the Committee is of a view that as the person's level of responsibility increases, greater portions of his or her total compensation should be linked to the long-term performance of the Company's Common Stock and return to its shareholders.


                              Tax Considerations

     The Omnibus Budget Reconciliation Act of 1993 established certain criteria for the tax deductibility of compensation in excess of $1.0 million paid to the Company's executive officers. The Company is not in danger of losing deductions under the law. The Committee will carefully consider any plan or compensation arrangement that would result in the disallowance of compensation deductions. The Committee will use its best judgment in such cases, taking all factors into account, including the materiality of any deductions that may be lost. To date, the Committee has not adopted a policy that dictates its decision in such a situation.

     The tables which follow this report, and accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

           SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S
                              BOARD OF DIRECTORS:

                              Philip J. Faccenda
                                 J.S.M. French
                                Robert H. Hilb
                               Thomas H. O'Brien
                           Theodore L. Chandler, Jr.

                       Compensation Committee Interlocks
                           And Insider Participation

     Theodore L. Chandler, Jr., a member of the Company's Compensation Committee, is a principal in the law firm of Williams, Mullen, Christian & Dobbins, Richmond, Virginia, which serves as outside counsel to the Company. Robert H. Hilb, a member of the Company's Compensation Committee, is the former Chief Executive Officer of the Company and currently holds the position of Chairman.


                          SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation paid by the Company to each of the Named Executive Officers for the fiscal years ended December 31, 1997, 1996 and 1995.




                                                                                            Long-Term
                                                                                           Compensation
                                                                                          -------------
                                                                                              Awards
                                                                                          -------------
                                                                                            Securities
                                                                          Other Annual      Underlying
           Name and                                                       Compensation       Options          All Other
      Principal Position         Year     Salary($)        Bonus($)          ($)(4)           (#)(5)       Compensation ($)
-----------------------------   ------   -----------   ---------------   --------------   -------------   -----------------
Robert H. Hilb                  1997       153,018                -- (1)      --                  --      193,303 (6) (7)
Chairman and Former             1996       310,000            70,000 (2)      --                  --      217,843 (6) (7)
 Chief Executive Officer        1995       380,000           140,000 (3)      --                  --      190,229 (6) (7)

Andrew L. Rogal                 1997       360,428           325,000 (1)      --              60,000      105,776 (6) (7)
President and Current           1996       305,000                -- (2)      --                  --       98,317 (6) (7)
 Chief Executive Officer        1995       281,593            76,000 (3)      --                  --       74,943 (6) (7)

John C. Adams, Jr.              1997       240,000            40,000 (1)      --                  --      100,020 (6) (7)
Executive Vice President        1996       240,000            20,000 (2)      --                  --       99,807 (6) (7)
                                1995       240,000            48,000 (3)      --                  --       87,699 (6) (7)
Timothy J. Korman               1997       183,333           150,000 (1)      --              30,000       34,119 (6) (7)
Executive Vice President,       1996       140,000            35,000 (2)      --                  --       28,937 (6) (7)
 Administration and Finance     1995       120,000            40,500 (3)      --                  --       30,490 (6) (7)

Carolyn Jones                   1997       120,417           101,250 (1)      --              25,000       21,439 (6) (7)
Senior Vice President,          1996        94,667            15,000 (2)      --                  --       17,682 (6) (7)
 Chief Financial Officer        1995        88,000            14,000 (3)      --                  --       18,685 (6) (7)
 and Treasurer

Dianne F. Fox                   1997       120,000            50,000 (1)      --              20,000       43,441 (6) (7)
Senior Vice President and       1996       105,000            25,000 (2)      --                  --       36,696 (6) (7)
 Corporate Secretary            1995        98,000            31,500 (3)      --                  --       41,266 (6) (7)

---------
(1) Bonuses included herein were paid in 1998 for services rendered in 1997.

(2) Bonuses included herein were paid in 1997 for services rendered in 1996.

(3) Bonuses included herein were paid in 1996 for services rendered in 1995.

(4) The dollar value of perquisites and other personal benefits received by each of the Named Executive Officers did not exceed the lesser of either $50,000 or 10 percent of the total amount of annual salary and bonus reported for any named individual.

(5) The stock options detailed above, granted pursuant to the Company's 1989 Stock Plan in June 1997, contain a provision whereby the right to exercise such options vests at a rate of 25% of the aggregate number of shares covered by such options for each one full year of continued employment from the grant date, with total exercisability occurring upon four full years of continued employment by the Company, and expire seven years from grant date.

(6) The amount shown for each Named Executive Officer for 1997 includes the Company's profit sharing and 401(k) matching contributions as follows: Mr. Hilb, $7,651; Mr. Rogal, $8,000; Mr. Adams, $8,000; Mr. Korman, $8,000;
    Ms. Jones, $6,021; and Ms. Fox, $6,000. The amount shown for each Named Executive Officer for 1996 includes the Company's profit sharing and 401(k) matching contributions as follows: Mr. Hilb, $7,500; Mr. Rogal, $7,500; Mr. Adams, $7,500; Mr. Korman, $7,000; Ms. Jones, $4,733; and Ms.
    Fox, $5,250. The amount shown for each Named Executive Officer for 1995 includes the Company's profit sharing and 401(k) matching contributions as follows: Mr. Hilb, $6,000; Mr. Rogal, $4,500; Mr. Adams, $6,000; Mr. Korman, $4,800; Ms. Jones, $3,520; and Ms. Fox, $4,440.

(7) The amount shown for each Named Executive Officer for 1997 includes the Company's expense to the Supplemental Executive Retirement Plan as follows: Mr. Hilb, $185,652; Mr. Rogal, $97,776; Mr. Adams, $92,020; Mr.
    Korman, $26,119; Ms. Jones, $15,418; and Ms. Fox, $37,441. The amount shown for each Named Executive Officer for 1996 includes the Company's expense to the Supplemental Executive Retirement Plan as follows: Mr. Hilb, $210,343; Mr. Rogal, $90,817; Mr. Adams, $92,307; Mr. Korman,
    $21,937; Ms. Jones, $12,949; and Ms. Fox, $31,446. The amount shown for each Named Executive Officer for 1995 includes the Company's expense to the Supplemental Executive Retirement Plan as follows: Mr. Hilb, $184,229; Mr. Rogal, $70,443; Mr. Adams, $81,699; Mr. Korman, $25,690; Ms. Jones,
    $15,165; and Ms. Fox, $36,826.


                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes all individual grants of stock options to each of the Named Executive Officers during fiscal year 1997. No stock appreciation rights (SARs) were granted in fiscal year 1997. There are no outstanding SARs.




                                             Individual Grants
                       --------------------------------------------------------------
                             Number of           % of Total     Exercise
                             Securities       Options Granted   or Base                 Grant Date
                             Underlying         Employees in     Price    Expiration   Present Value
         Name           Options Granted (1)     Fiscal Year      ($/SH)      Date         ($)(2)
---------------------- --------------------- ----------------- --------- ------------ --------------
  Robert H. Hilb                   --                 --            --           --            --
  Andrew L. Rogal              60,000                11.4         16.00     6-19-04       222,600
  John C. Adams, Jr.               --                 --            --           --            --
  Timothy J. Korman            30,000                 5.7         16.00     6-19-04       111,300
  Carolyn Jones                25,000                 4.7         16.00     6-19-04        92,750
  Dianne F. Fox                20,000                 3.8         16.00     6-19-04        74,200

---------
(1) The stock options detailed above, granted pursuant to the Company's 1989 Stock Plan in June 1997, contain a provision whereby the right to exercise such options vests at a rate of 25% of the aggregate number of shares covered by such options for each one full year of continued employment from the grant date, with total exercisability occurring upon four full years of continued employment by the Company, and expire seven years from grant date.

(2) The Black-Scholes stock option valuation method was used to determine the "Grant Date Present Value" of options listed in the table. The model used assumed a stock price volatility of .235; a risk-free interest rate of 6.38%; and an annual dividend yield of 3.88%. Because the magnitude of any nontransferability discount is extremely difficult to determine, none was applied in determining the value of the listed options. The grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, an optionee will realize will depend on the excess of market value of the Company's Common Stock over the exercise price on the date the option is exercised.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

     The following table provides information concerning the value of the outstanding options for the Named Executive Officers on December 31, 1997. There were no stock options exercised by any named individual during 1997. There are no outstanding SARs.




                            Number of Securities               Value of
                           Underlying Unexercised      Unexercised In-the-Money
                         Options at Fiscal Year End   Options at Fiscal Year End
                                   (#)(1)                       ($)(2)
                        ---------------------------- ---------------------------
Name                      Exercisable/Unexercisable   Exercisable/Unexercisable
----------------------- ---------------------------- ---------------------------
   Robert H. Hilb                56,250 /  3,000             325,328 /  10,688
   Andrew L. Rogal               38,500 / 62,000             228,781 / 205,875
   John C. Adams, Jr.            36,750 /  2,000             207,484 /   7,125
   Timothy J. Korman             22,500 / 31,000             138,281 / 102,938
   Carolyn Jones                  8,050 / 26,200              37,991 /  88,588
   Dianne F. Fox                 22,500 / 21,000             138,281 /  69,813

---------
(1) The aggregate number of exercisable and unexercisable options detailed above are based on the provisions of the Company's stock option plans as of December 31, 1997. Since that date, additional stock options for the Named Executive Officers are exercisable within sixty days after March 1, 1998 and are reflected in the Security Ownership Table and included in footnote (1) of that table.

(2) The value of in-the-money options was calculated by determining the difference between the closing price of $19.3125 per share of the Company's Common Stock on the New York Stock Exchange on December 31, 1997, the last trading day of the fiscal year, and the exercise price of the options.


                          PROFIT SHARING SAVINGS PLAN

     The Company has a broad-based Profit Sharing Savings Plan (the Profit Sharing Plan) in which the Named Executive Officers are permitted to participate on the same terms as other employees who meet applicable eligibility criteria. The Profit Sharing Plan includes a salary reduction provision under Section 401(k) of the Internal Revenue Code. Each year the Board of Directors determines the Company's profit sharing contribution percentage to the Profit Sharing Plan based on the net earnings of the Company and the matching contribution is equal to 50% of the first 4% of a participant's salary reduction. For 1997, the Company profit sharing contribution was 3% of participating employees' eligible compensation and the Company matching contribution was $1,045,000 under the salary reduction provision of the Profit Sharing Plan.

     As of April 1, 1998, the Profit Sharing Plan was amended to provide that the Company's matching contribution will be equal to 100% of the first 3% of a participant's salary reduction. The Profit Sharing Plan was further amended to eliminate the one year waiting period for new employees to be eligible for the Company's profit sharing and matching contributions, to reduce future Company contributions by participants' forfeitures, to allow participants to change their salary reduction percentage at the first of any month and to include a provision to 100% vest all participants in the event of a change in ownership by takeover or merger with another entity.


                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Named Executive Officers participate in the Company's Supplemental Executive Retirement Plan (the SERP), which is an unfunded defined benefit plan not qualified under the Internal Revenue Code. The retirement benefits are computed without regard to the social security offset but are offset by benefits attributable to Company contributions payable from the Company's Profit Sharing Plan. Retirement benefits are payable in the form of a single life annuity.

     The formula for calculating retirement benefits is based upon the product of a participant's applicable percentage, years of service for purposes of benefit accrual, final average compensation and vesting percentage. The applicable percentage is 3.3% for an employee who becomes a Vice President on or after reaching age 50 and 4.0% for an employee who becomes a Vice President before reaching age 50. Years of service for purposes of benefit accrual means service with the Company at the officer rank of Vice President or higher but limited to a maximum of 15 years. Final average compensation is the participant's average annual compensation for the 60 whole months prior to separation from service. A participant is subject to a graduated vesting schedule over a 15 year period. Termination of employment prior to having attained normal retirement age (age 65, except for a grandfathered participant whose age is 70), or without having been credited with fifteen years of service will result in a reduced benefit. Once determined, this benefit is offset by the actuarial equivalent benefit produced by amounts attributable to Company contributions to the Profit Sharing Plan.

     In February 1996, Mr. Hilb's benefit under the plan as a grandfathered participant was fixed at $185,000 per annum. Based upon current compensation and profit sharing account balances, with service projected to normal retirement age, the estimated annual benefits payable upon retirement at normal retirement age for each of the other Named Executive Officers under the plan would be as follows: Mr. Rogal, $312,703; Mr. Adams, $108,395; Mr. Korman, $126,059; Ms. Jones, $92,690; and Ms. Fox, $90,281.

     As of January 1, 1998, the SERP was amended and restated to convert the plan from a defined benefit arrangement to a defined contribution arrangement, which will provide a contribution to participants equal to the Company's profit sharing and matching contributions applied to the participants' base salary in excess of the Internal Revenue Service (the IRS) maximum allowable salary for qualified plans, which is $160,000 for 1998. The SERP was further amended to allow all current and future employees earning in excess of the IRS maximum allowable salary for qualified plans to become participants in the plan, to grandfather the current participants and provide these individuals with a contribution each year equal to the greater of a fixed 2% contribution of their base salary or the calculation for regular participants, to convert the vested benefit accrued for current participants to a cash balance as of December 31, 1997 and to add a provision wherein terminated or retired participants who are employed by a competing entity of the Company will forfeit their remaining account balance.


                             EMPLOYMENT AGREEMENTS

     Mr. Hilb entered into a consulting agreement with the Company, effective June 1, 1997, for a period of three years at an annual consulting fee of $134,000 during year one and $84,000 during each of years two and three.

     Mr. Rogal entered into an employment agreement with the Company on June 1, 1997, for an original term of five years. The agreement provides for an annual review of his salary by the Compensation Committee of the Board of Directors of the Company to consider appropriate increases, but in no event shall his base annual salary of $400,000 be reduced. The agreement may be terminated by the Company with or without proper cause; however, should the agreement be terminated without proper cause, Mr. Rogal would be entitled to receive compensation, annual incentive bonus and benefits until the expiration of the five year term of employment. The annual incentive bonus would be equal to the greater of the highest annual incentive bonus payment previously received by Mr. Rogal during the term of the aforementioned agreement or the sum of $100,000.

     Messrs. Adams and Korman are each employed under standard employment agreements. All such agreements may be terminated for cause and may be terminated without cause on notice of 90 days or less. In no case would any of the foregoing individuals be entitled to compensation greater than 90 days of base salary. Ms. Jones is not employed under an employment agreement.

     Ms. Fox is employed under an employment agreement with the Company which was amended on December 1, 1997. The agreement provides for her employment for a term of thirteen months at an annual base salary of $121,200 and a minimum bonus for 1997 of $25,000. In addition, Ms. Fox and the Company entered into a Severance and Release Agreement dated December 1, 1997. This agreement provides for the termination of employment on December 31, 1998 and the Company's payment of twelve months of salary continuation at Ms. Fox's last regular rate of pay.

     All of the employment agreements contain restrictive covenants relating to the protection of confidential information and clients of the Company.

                               PERFORMANCE GRAPH

     The following Performance Graph sets forth the Company's cumulative total shareholder return on its Common Stock, assuming reinvestment of dividends, with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on two Company-constructed composite industry indices, consisting of (i) Arthur J. Gallagher & Co., Poe & Brown, Inc., Marsh & McLennan Cos., Inc. and Alexander & Alexander Services Inc., (collectively, Peer Group 1), and (ii) Arthur J. Gallagher & Co., Poe & Brown, Inc., Marsh & McLennan Cos., Inc., Aon Corporation, (collectively, Peer Group
2), over the five year period ended December 31, 1997. The Peer Group 1 index, which has heretofore been used by the Company, is being superseded by the Peer Group 2 index due to the consolidation that has taken place in the Company's industry during the past year. In accordance with the Commission's requirements, this year's graph includes both the superseded Peer Group 1 index and the new Peer Group 2 index. The Company selected the new peer group in its good faith belief that these other public companies are most similar to the Company's insurance agency business.

[GRAPHIC OMITTED]

                                PROPOSAL THREE
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has recommended, subject to shareholder approval, the appointment of Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998.

     Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board of Directors recommends that the shareholders approve the appointment of Ernst & Young LLP as independent auditors for the year 1998.


                       PROPOSALS FOR 1999 ANNUAL MEETING

     Under the regulations of the Commission, any shareholder desiring to make a proposal to be acted upon at the 1999 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Corporate Secretary of the Company, whose address is 4235 Innslake Drive, P.O. Box 1220, Glen Allen, Virginia 23060-1220, no later than November 26, 1998, in order for the proposal to be considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting. The Company anticipates holding the 1999 Annual Meeting of Shareholders on May 4, 1999.

     The Company's Bylaws also prescribe the procedure a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director at the 1999 Annual Meeting of Shareholders, notice of nomination must be received by the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the meeting. The notice must describe various matters regarding the nominee and the shareholder giving notice. For a shareholder to bring other business before the 1999 Annual Meeting of Shareholders, notice must be received by the Corporate Secretary of the Company not less than 60 days and not more than 90 days prior to the meeting. The notice must include a description of the proposed business, the reasons therefor and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Corporate Secretary of the Company.


                                ANNUAL REPORTS

     The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, including consolidated financial statements, is being mailed to shareholders with this proxy statement. A copy of the Company's Annual Report on Form 10-K, excluding exhibits, for 1997 filed with the Commission can be obtained without charge by writing to the Corporate Secretary, 4235 Innslake Drive, P.O. Box 1220, Glen Allen, Virginia 23060-1220.

                                                                       Exhibit A


                                  PROPOSAL TWO
                  NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

     1. Purpose. The purpose of the Hilb, Rogal and Hamilton Company
        -------
Non-employee Directors Stock Incentive Plan (the Plan) is to encourage ownership in the Company by non-employee members of the Board, to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

   2. Definitions. As used in the Plan, the following terms have the meanings
      -----------
   indicated:

      (a) "Act" means the Securities Exchange Act of 1934, as amended.

      (b) "Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and an Eligible Director specifying the terms and conditions of an Option granted to such Eligible Director.

      (c) "Annual Meeting" means the annual meeting of shareholders at which members of the Board are routinely elected.

      (d) "Board" means the Board of Directors of the Company.

      (e) "Change of Control" means and shall be deemed to have taken place if:
        (i) any individual, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Act) (a Person) becomes the beneficial owner of shares of the Company having 25 percent or more of the total number of votes that may be cast for the election of directors of the Company, other than (a) as a result of any acquisition directly from the Company, or (b) as a result of any acquisition by any employee benefit plans (or related trusts) sponsored or maintained by the Company or its Subsidiaries; or (ii) there is a change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (the Board as of such date shall be hereinafter referred to as the Incumbent Board) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or (iii) if at any time, (a) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (b) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (d) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

      (f) "Company" means Hilb, Rogal and Hamilton Company.

      (g) "Committee" means the Compensation Committee of the Board.

      (h) "Common Stock" means the Common Stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such a change shall be deemed to be the Common Stock within the meaning of the Plan.

      (i) "Date of Grant" means the date as of which a director is automatically awarded an Option pursuant to Section 6.

      (j) "Effective Date" means the date the Plan is adopted by shareholders of the Company.

      (k) "Eligible Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

      (l) "Fair Market Value" means, on any given date, the closing price per share of Common Stock, as reported on the New York Stock Exchange composite tape on that day or, if the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Committee may select.

      (m) "Fees" means all amounts payable to an Eligible Director for services rendered as a director, including retainer fees, meeting fees and committee fees, but excluding travel and other out of pocket expense reimbursements.

      (n) "Option" means a stock option, not otherwise specifically qualified for favorable tax treatment under a section of the Internal Revenue Code, that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement under the terms of this Plan, at a price determined in accordance with the Plan.

      (o) "Plan Year" means the period beginning on the date of an Annual Meeting and ending on the day before the next Annual Meeting.

      (p) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations in the unbroken chain (other than the last corporation) owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     3. Participation in the Plan. Each Eligible Director who is not an
        -------------------------
employee of the Company or Subsidiary shall be eligible to receive Options under Section 6. Each Eligible Director shall be eligible to elect to receive Common Stock in lieu of Fees under Section 7.

     4. Stock Subject to the Plan. The maximum number of shares of Common Stock
        -------------------------
that may be issued upon exercise of Options granted pursuant to the Plan shall be 200,000, subject to adjustment as provided in Section 13.

     5. Non-Standing Stock Options. All Options granted under the Plan shall be
        --------------------------
non-statutory in nature and shall not be entitled to special tax treatment under Internal Revenue Code Section 422.

     6. Award, Terms, Conditions and Form of Options. Each Option shall be
        --------------------------------------------
evidenced by a written agreement in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

      (a) Each Eligible Director shall receive a grant of an Option for the purchase of 5,000 shares of Common Stock on the first business day following the Annual Meeting. If at any time under the Plan there are not sufficient shares of Common Stock available to permit fully the Option grants described in this Section 6(a), the Option grants shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares of Common Stock available.

      (b) The Option exercise price shall be the Fair Market Value of the Common Stock on the Date of Grant.

      (c) Subject to Section 6(e) below, all Options shall become exercisable immediately or after any term of months or years and may remain exercisable for any term of months or years as set by the Committee in its discretion at the time of granting. Further, the date upon which any Option granted becomes exercisable may be accelerated by the Committee in its discretion and the term of exercisability for any Option granted may be extended by the Committee. The terms of any Option granted by the Committee may provide that the Option is exercisable in whole or in part from time to time over such period of time as the Committee shall consider appropriate.

      (d) An Option may be exercised in whole at any time or in part from time to time at such times and in compliance with the applicable Agreement. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan with respect to remaining shares subject to the Option.

      (e) Unless otherwise provided by the Agreement, payment of the Option price shall be made in cash (in United States dollars) or a cash equivalent acceptable to the Committee. If the Agreement so provides, payment of all or a part of the Option price for a non-statutory Option may be effected by a "cashless exercise" thereof (i) by the Eligible Director surrendering shares of Common Stock to the Company, or (ii) by the Eligible Director delivering to a broker instructions to sell a sufficient number of the shares of Common Stock being acquired upon exercise of the Option to cover the Option price and any additional costs and expenses associated with the cashless exercise. If Common Stock is surrendered to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the date of exercise of the Option) that is not less than such Option price or part thereof.

      (f) Options shall become fully exercisable upon a Change of Control.

   7. Receipt of Fees in Stock.
      ------------------------

      (a) An Eligible Director may elect to receive up to 100 percent of his or her Fees in shares of Common Stock (a Stock Election). A Stock Election must be in writing and shall be delivered to the Corporate Secretary of the Company prior to the Annual Meeting for the Plan Year to which the Stock Election pertains. Except as provided in Section 7(c), a Stock Election may be revoked prior to the last day of any calendar quarter for all calendar quarters beginning after the revocation. A Stock Election must specify the applicable percentage of the Fees that the Eligible Director wishes to receive in shares of Common Stock (the Designated Percentage).

      (b) If a Stock Election is made, the amount of Fees to be paid to an Eligible Director during each calendar quarter shall be determined on the last day of the quarter. The number of shares of Common Stock to be issued in lieu of the Fees shall be determined by multiplying the Designated Percentage times the Fees otherwise payable for the quarter and dividing that product by the Fair Market Value of the Common Stock on the last day of the quarter. If this formula produces a fractional share, the number of shares shall be rounded down to the next whole share.

      (c) If the Designated Percentage in a Stock Election is 100 percent, the number of shares of Company Stock as determined under Section 7(b) shall be increased by 30 percent, rounded down to the next whole share. To receive the increased amount of Common Stock, the Stock Election must be irrevocable in respect to the Plan Year to which it pertains.

     8. Withholding. In the case of the exercise of an Option, the Eligible
        -----------
Director shall pay to the Company in cash the full amount of all federal and state income and employment taxes required to be withheld by the Company in respect of the taxable income of the Eligible Director from such exercise. If the Agreement so provides, payment of all or a part of such taxes may be made by the Eligible Director surrendering shares of Common Stock to the Company, provided the shares have a Fair Market Value (determined as of the date of exercise of the Option) that is not less than the amount of such taxes or part thereof, or by the sale of shares of Common Stock upon the cashless exercise of an Option through a broker.

     9. Transferability. An Option shall not be transferable by the optionee
        ---------------
otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him; provided that an Eligible Director may transfer any Option to members of the Eligible Director's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee. Except as specifically provided in the Agreement, no Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     10. Administration. The Plan shall be administered by the Committee. The
         --------------
Committee shall have all powers necessary to administer the Plan, including, without limitation, the authority (within the limitations described herein) to construe the Plan, to determine all questions arising under the Plan and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Committee in the administration of the Plan shall be final and conclusive. The Committee may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

   11. Termination. The Plan shall terminate upon the earlier of:
       -----------

      (a) the adoption of a resolution of the Board terminating the Plan; or

      (b) the date shares of Common Stock are no longer available under the Plan for the automatic award of Option shares; or

      (c) the tenth anniversary of the Effective Date. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any Eligible Director under any Option previously granted by the Plan without such Eligible Director's consent.

   12. Limitation of Rights.
       --------------------

      (a) Neither the Plan nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

      (b) An optionee shall have no rights as a shareholder with respect to shares of Common Stock covered by his or her Option until the date of exercise of the Option, and, except as provided in Section 13, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

   13. Changes in Capital Structure.
       ----------------------------

      (a) Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the price per share thereof shall be adjusted proportionately for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company by reason of any stock dividend, stock split, combination, reclassification, recapitalization, or the general issuance to holders of Common Stock of rights to purchase Common Stock at substantially below its then fair market value, or any change in the number of shares of Common Stock outstanding effected without receipt of cash, property, labor or services by the Company, or any spin-off or other type of distribution of assets to shareholders. In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all or part of its authorized shares without par value into the same number of shares with a par value, or any subsequent change into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

      (b) Except as expressly provided above in this Section 13, an Eligible Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Option.

      (c) The grant of an Option award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     14. Amendment of the Plan. The Plan may be terminated or amended at any
         ---------------------
time by the Board, effective as of any date specified, except as required by applicable law. No amendment or termination shall decrease an Eligible Director's accrued benefit prior to the effective date of the amendment or termination.

     15. Notice. All notices and other communications required or permitted to
         ------
be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company -- at its principal business address to the attention of the Treasurer; (b) if to any Participant -- to the Participant's address as reflected on the records of the Company.

   16. Non-Assignability. Each Participant's rights under the Plan shall be
       -----------------
   non-assignable.

     17. Responsibility for Legal Effect. Neither the Committee nor the Company
         -------------------------------
makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax or other implications or effects of this Plan.

     18. Successors, Acquisitions, Mergers, Consolidations. The terms and
         -------------------------------------------------
conditions of the Plan shall inure to the benefit of and bind the Company and the Participants, and their successors, assigns and personal representatives.

     19. Controlling Law. The Plan shall be construed in accordance with the
         ---------------
laws of the Commonwealth of Virginia to the extent not preempted by laws of the United States of America.

     20. Gender and Number. In the construction of the Plan, the masculine
         -----------------
shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

     21. Titles and Captions. Titles and captions and headings herein have been
         -------------------
inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

                        HILB, ROGAL AND HAMILTON COMPANY

                   NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

         1. Purpose. The Purpose of the Hilb, Rogal and Hamilton Company Non-employee Directors Stock Incentive Plan (the "Plan") is to encourage ownership in the Company by non-employee members of the Board, to promote long-term shareholder value and to provide non-employee members of the Board with an incentive to continue as directors of the Company.

         2. Definitions. As used in the Plan, the following terms have the meanings indicated:

          (a)  "Act" means the Securities Exchange Act of 1934, as amended.

          (b) "Agreement" means a written agreement (including any amendment or supplement thereto) between the Company and an Eligible Director specifying the terms and conditions of an Option granted to such Eligible Director.

          (c) "Annual Meeting" means the annual meeting of shareholders at which members of the Board are routinely elected.

          (d)  "Board" means the Board of Directors of the Company.

          (e) "Change of Control" means and shall be deemed to have taken place if: (i) any individual, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Act) (a "Person") becomes the beneficial owner of shares of the Company having 25 percent or more of the total number of votes that may be cast for the election of directors of the Company, other than (a) as a result of any acquisition directly from the Company, or (b) as a result of any acquisition by any employee benefit plans (or related trusts) sponsored or maintained by the Company or its Subsidiaries; or (ii) there is a change in the composition of the Board such that the individuals who, as of the date hereof, constitute the Board (the Board as of such date shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a member of the Board subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or (iii) if at any time, (w) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (x) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (y) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person, or (z) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

          (f)  "Company" means Hilb, Rogal and Hamilton Company.

          (g)  "Committee" means the Compensation Committee of the Board. .

          (h) "Common Stock" means the Common Stock of the Company. In the event of a change in the capital structure of the Company (as provided in Section 13), the shares resulting from such a change shall be deemed to be the Common Stock within the meaning of the Plan.

          (i) "Date of Grant" means the date as of which a director is automatically awarded an Option pursuant to Section 6.

          (j) "Effective Date" means the date the Plan is adopted by shareholders of the Company.

          (k) "Eligible Director" means a member of the Board who is not an employee of the Company or any Subsidiary.

          (l) "Fair Market Value" means, on any given date, the closing price per share of Common Stock, as reported on the New York Stock Exchange composite tape on that day or, if the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such source as the Committee may select.

          (m) "Fees" means all amounts payable to an Eligible Director for services rendered as a director, including retainer fees, meeting fees, and committee fees, but excluding travel and other out of pocket expense reimbursements.

          (n) "Option" means a stock option, not otherwise specifically qualified for favorable tax treatment under a section of the Internal Revenue Code, that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement under the terms of this Plan, at a price determined in accordance with the Plan.

          (o) "Plan Year" means the period on the date of an Annual Meeting and ending on the day before the next Annual Meeting.

          (p) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations in the unbroken chain (other than the last corporation) owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3. Participation in the Plan. Each Eligible Director who is not an employee of the Company or Subsidiary shall be eligible to receive Options under
Section 6. Each Eligible Director shall be eligible to elect to receive Common Stock in lieu of Fees under Section 7.

         4. Stock Subject to the Plan. The maximum number of shares of Common Stock that may be issued upon exercise of Options granted pursuant to the Plan shall be 200,000, subject to adjustment as provided in Section 13.

         5. Non-Standing Stock Options. All Options granted under the Plan shall be non-statutory in nature and shall not be entitled to special tax treatment under Internal Revenue Code Section 422.

         6. Award, Terms, Conditions and Form of Options. Each Option shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

          (a) Each Eligible Director shall receive a grant of an Option for the purchase of 5,000 shares of Common Stock on the first business day following the Annual Meeting of the Company's Shareholders. If at any time under the Plan there are not sufficient shares of Common Stock available to permit fully the Option grants described in this Section 6(a), the Option grants shall be reduced pro rata (to zero, if necessary) so as not to exceed the number of shares of Common Stock available.

          (b) The Option exercise price shall be the Fair Market Value of the Common Stock on the Date of Grant.

          (c) Subject to Section 6(e) below, all Options shall become exercisable immediately or after any term of months or years and may remain exercisable for any term of months or years as set by the Committee in its discretion at the time of granting. Further, the date upon which any Option granted becomes exercisable may be accelerated by the Committee in its discretion and the term of exercisability for any Option granted may be extended by the Committee. The terms of any Option granted by the Committee may provide that the Option is exercisable in whole or in part from time to time over such period of time as the Committee shall consider appropriate.

          (d) An Option may be exercised in whole at any time or in part from time to time at such times and in compliance with the applicable Agreement. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan with respect to remaining shares subject to the Option.

          (e) Unless otherwise provided by the Agreement payment of the Option price shall be made in cash (in United States dollars) or a cash equivalent acceptable to the Committee. If the Agreement so provides, payment of all or a part of the Option price for a non-statutory Option may be effected by a "cashless exercise" thereof (i) by the Eligible Director surrendering shares of Common Stock to the Company, or (ii) by the Eligible Director delivering to a broker instructions to sell a sufficient number of the shares of Common Stock being acquired upon exercise of the Option to cover the Option price and any additional costs and expenses associated with the cashless exercise. If Common Stock is surrendered to pay all or part of the Option price, the shares surrendered must have a Fair Market Value (determined as of the date of exercise of the Option) that is not less than such Option price or part thereof.

          (f)  Options shall become fully exercisable upon a Change of Control.

         7.       Receipt of Fees in Stock.

                  (a) An Eligible Director may elect to receive up to 100 percent of his or her Fees in shares of Common Stock (a "Stock Election"). A Stock Election must be in writing and shall be delivered to the Corporate Secretary of the Company prior to the Annual Meeting for the Plan Year to which the Stock Election pertains. Except as provided in Section 7(c), a Stock Election may be revoked prior to the last day of any calendar quarter for all calendar quarters beginning after the revocation. A Stock Election must specify the applicable percentage of the Fees that the Eligible Director wishes to receive in shares of Common Stock (the "Designated Percentage").

                  (b) If a Stock Election is made, the amount of Fees to be paid to an Eligible Director during each calendar quarter shall be determined on the last day of the quarter. The number of shares of Common Stock to be issued in lieu of the Fees shall be determined by multiplying the Designated Percentage times the Fees otherwise payable for the quarter and dividing that product by the Fair Market Value of the Common Stock on the last day of the quarter. If this formula produces a fractional share, the number of shares shall be rounded down to the next whole share.

                  (c) If the Designated Percentage in a Stock Election is 100 percent, the number of shares of Company Stock as determined under Section 7(b) shall be increased by 30 percent, rounded down to the next whole share. To receive the increased amount of Common Stock, the Stock Election must be irrevocable in respect to the Plan Year to which it pertains.

         8. Withholding. In the case of the exercise of an Option, the Eligible Director shall pay to the Company in cash the full amount of all federal and state income and employment taxes required to be withheld by the Company in respect of the taxable income of the Eligible Director from such exercise. If the Agreement so provides, payment of all or a part of such taxes may be made by the Eligible Director surrendering shares of Common Stock to the Company, provided the shares have a Fair Market Value (determined as of the date of exercise of the Option) that is not less than the amount of such taxes or part thereof, or by the sale of shares of Common Stock upon the cashless exercise of an Option through a broker.

         9. Transferability. An Option shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him; provided that an Eligible Director may transfer any Option to members of the Eligible Director's immediate family or trusts or family partnerships for the benefit of such persons, subject to such terms and conditions as may be established by the Committee. Except as specifically provided in the Agreement, no Option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

         10. Administration. The Plan shall be administered by the Committee. The Committee shall have all powers necessary to administer the Plan, including, without limitation, the authority (within the limitations described herein) to construe the Plan, to determine all questions arising under the Plan, and to adopt and amend rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Committee in the administration of the Plan shall be final and conclusive. The Committee may act only by a majority of its members in office, except that members thereof may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or any other member of the Committee in connection with the Plan, except for his or hers own willful misconduct or as expressly provided by statute.

         11. Termination. The Plan shall terminate upon the earlier of:

          (a)  the adoption of a resolution of the Board terminating the Plan;
               or

          (b) the date shares of Common Stock are no longer available under the Plan for the automatic award of Option shares; or

          (c) The tenth anniversary of the Effective Date. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any Eligible Director under any Option previously granted by the Plan without such Eligible Director's consent.

         12.      Limitation of Rights

          (a) Neither the Plan nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain any person as a director for any period of time.

          (b) An optionee shall have no rights as a shareholder with respect to shares of Common Stock covered by his or her Options until the date of exercise of the Option, and, except as provided in
               Section 13, no adjustment will be made for dividends or other rights for which the record date is prior to the date of such exercise.

         13.      Changes in Capital Structure.

          (a) Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and the price per share thereof shall be adjusted proportionately for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company by reason of any stock dividend, stock split, combination, reclassification, recapitalization, or the general issuance to holders of Common Stock of rights to purchase Common Stock at substantially below its then fair market value, or any change in the number of shares of Common Stock outstanding effected without receipt of cash, property, labor or services by the Company, or any spin-off or other type of distribution of assets to shareholders. In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all or part of its authorized shares without par value into the same number of shares with a par value, or any subsequent change into the same number of shares with a different par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

          (b)  Except as expressly provided above in this Section 6(e) or
               Section 13, an Eligible Director shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Option.

          (c) The grant of an Option award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         14. Amendment of the Plan. The Plan may be terminated or amended at any time by the Board, effective as of any date specified, except as required by applicable law. No amendment or termination shall decrease an Eligible Director's accrued benefit prior to the effective date of the amendment or termination.

         15. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Treasurer; (b) if to any Participant - to the Participants' address as reflected on the records of the Company.

         16. Non-Assignability. Each Participant's rights under the Plan shall be non-assignable.

         17. Responsibility for Legal Effect. Neither the Committee nor the Company makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax or other implications or effects of this Plan.

         18. Successors, Acquisitions, Mergers, Consolidations. The terms and conditions of the Plan shall inure to the benefit of and bind the Company and the Participants, and their successors, assigns and personal representatives.

         19. Controlling Law. The Plan shall be construed in accordance with the laws of the Commonwealth of Virginia to the extent not preempted by laws of the United States of America.

         20 Gender and Number. In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

         21 Titles and Captions. Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

         IN WITNESS WHEREOF, the Corporation has caused the Plan to be signed on its behalf by its duly authorized officer effective this ____ day of ________________, 1998.

                                       Hilb, Rogal and Hamilton Company

                                       By:_______________________________

                                       Its_______________________________


PROXY

                        HILB, ROGAL AND HAMILTON COMPANY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder shown on the reverse side hereby appoints Andrew L. Rogal, Timothy J. Korman and Walter L. Smith and each or any of them, proxy for said shareholder, with power of substitution to vote all the shares of Common Stock of Hilb, Rogal and Hamilton Company held of record by said shareholder on March 2, 1998, at the Annual Meeting of Shareholders to be held at 10:00 a.m., May 5, 1998, and at any adjournments thereof, upon the matters designated on the other side and as more fully set forth in the Proxy Statement and for the transaction of such business as may properly come before the meeting.

                           (Continued on reverse side)

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR 1, 2, 3, and 4.

1. ELECTION OF TWO DIRECTORS FOR     INSTRUCTIONS: To withhold authority
   THREE YEAR TERMS EXPIRING         to vote for any individual nominee,
   AT THE 2001 ANNUAL MEETING:       write each such  nominee's  name in
                                     the following space:

                                     ----------------------------------------

[ ] FOR Nominees                     [ ] WITHHOLD AUTHORITY
    J.S.M. French and                    to vote for all such nominees
    Robert S. Ukrop
    (except as marked to
    the contrary at right).

2. ELECTION OF ONE DIRECTOR TO FILL A NEW POSITION CAUSED BY THE EXPANSION OF THE CLASS OF DIRECTORS FROM TWO TO THREE FOR THE THREE YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING:

   [ ] FOR Nominee                   [ ] WITHHOLD AUTHORITY
       Anthony F. Markel                 to vote for such nominee
       (except as marked to
       the contrary at right).

3. PROPOSAL TO APPROVE THE NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN OF THE COMPANY:

            [ ]  FOR          [ ]  AGAINST           [ ] ABSTAIN

4. PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY:

            [ ]  FOR          [ ]  AGAINST           [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                    Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing in a representative capacity, please give full title as such. If a corporation, please sign in corporation's name by President or other authorized officer. If a partnership, please sign in partnership's name by authorized person.

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s) ________________ Signature(s) ________________ Date _________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such.

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                              Fold and Detach Here

                                 ANNUAL MEETING
                                       of
                        HILB, ROGAL AND HAMILTON COMPANY
                              Tuesday, May 5, 1998
                                   10:00 a.m.
                                  Crestar Bank
                              919 East Main Street
                               Richmond, Virginia

                                     Agenda

        o Election of Directors

        o Proposal to Approve the Non-employee Directors Stock Incentive Plan

        o Proposal to Approve the Appointment of Independent Auditors

        o Report on the Progress of the Company